Gates Industrial Reports Record Third-Quarter 2018 Results
Denver, CO, November 1, 2018
Third-Quarter 2018 Highlights

▪	Net sales up 8.9% year-over-year to third-quarter record of $828.4 million.

▪
Net income attributable to shareholders of $59.9 million, or $0.20 per diluted share, compared to prior-year quarter net income attributable to shareholders of $13.2 million, or $0.05 per diluted share.

▪	Adjusted Net Income of $90.6 million, or $0.30 per diluted share.

▪	Record third-quarter Adjusted EBITDA of $181.2 million and Adjusted EBITDA margin of 21.9%.

▪	Maintaining full-year 2018 guidance.

Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the third quarter ended September 29, 2018.

Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “Our focus on execution delivered another quarter of strong results, with top line growth driven by solid industrial end market and replacement channel demand. Both the Power Transmission and Fluid Power segments posted strong core growth, with accelerating momentum in replacement channels. In September, the second of three planned increments of manufacturing capacity came online, which will allow us to better serve our customer base in the Fluid Power segment, where we experienced growth in nearly all end markets and regions in the quarter. Additionally, our key growth initiatives and new product launches are performing well and remain on track.”

Jurek added, “We are encouraged by our progress heading into 2019. We have robust growth opportunities in our core markets and remain focused on executing our key growth initiatives, new product innovation, value analysis - value engineering projects and footprint optimization to deliver long-term value to our shareholders.”
Third-Quarter Financial Results
Third-quarter net sales of $828.4 million increased 8.9% over the prior-year quarter net sales of $760.6 million, including 7.2% core revenue growth, which includes increased volumes across both segments as the Company continued to experience particularly strong demand in industrial end markets. Regionally, North America contributed strong double-digit core growth, while emerging markets continued to perform well. Recent acquisitions added 3.9% to net sales during the period, partially offset by a 2.2% negative impact from foreign currency.

Net income attributable to shareholders in the third quarter was $59.9 million, or $0.20 per diluted share, compared to $13.2 million, or $0.05 per diluted share, in the prior-year period. Adjusted Net Income, which primarily excludes amortization of certain intangibles, transaction-related expenses and foreign currency financing gains and losses, was $90.6 million, or $0.30 per diluted share, compared to $57.9 million, or $0.23 per diluted share, in the prior-year period. The diluted weighted average number of shares outstanding in the third quarter of 2018 was 298,453,946 compared to 255,130,625 in the third quarter of 2017.

Third-quarter Adjusted EBITDA was $181.2 million, or 21.9% of net sales, compared to $164.1 million, or 21.6% of net sales in the prior-year quarter. Excluding acquisitions which were not included in the prior-year period, Adjusted EBITDA margin expanded by approximately 50 basis points to 22.1% in the third quarter.

Power Transmission Segment Results

	Three months ended
(USD in millions)	September 29, 2018	September 30, 2017	% Change	% Core Change
Net sales	$512.5	$499.9	+2.5%	+4.7%
Adjusted EBITDA	$119.0	$114.5	+3.9%
Adjusted EBITDA margin	23.2%	22.9%	+30 bps
Depreciation & amortization (1)	$14.7	$14.4	+2.1%
Amort. of intangibles from acq. of Gates	$18.5	$20.2	(8.4)%

	Nine months ended
(USD in millions)	September 29, 2018	September 30, 2017	% Change	% Core Change
Net sales	$1,608.1	$1,496.3	+7.5%	+5.1%
Adjusted EBITDA	$377.6	$342.4	+10.3%
Adjusted EBITDA margin	23.5%	22.9%	+60 bps
Depreciation & amortization (1)	$45.4	$42.8	+6.1%
Amort. of intangibles from acq. of Gates	$57.1	$62.2	(8.2)%

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.
Power Transmission net sales increased 2.5% to $512.5 million in the third quarter, reflecting strong core revenue growth of 4.7%, offset partially by 2.2% of unfavorable foreign currency effects. The Company continued to observe strong replacement channel sales growth, with the highest global growth rates in North America, China and Europe.

Adjusted EBITDA grew 3.9% over the prior-year quarter, while Adjusted EBITDA margin expanded by 30 basis points, attributable to benefits from higher net sales and procurement initiatives.
Fluid Power Segment Results

	Three months ended
(USD in millions)	September 29, 2018	September 30, 2017	% Change	% Core Change
Net sales	$315.9	$260.7	+21.2%	+12.1%
Adjusted EBITDA	$62.2	$49.6	+25.4%
Adjusted EBITDA margin	19.7%	19.0%	70 bps
Adjusted EBITDA margin, excluding acquisitions	20.0%	19.0%	+100 bps
Depreciation & amortization (1)	$9.1	$7.4	+23.0%
Amort. of intangibles from acq. of Gates	$11.4	$10.0	+14.0%

	Nine months ended
(USD in millions)	September 29, 2018	September 30, 2017	% Change	% Core Change
Net sales	$947.4	$763.6	+24.1%	+9.8%
Adjusted EBITDA	$192.4	$153.7	+25.2%
Adjusted EBITDA margin	20.3%	20.1%	20 bps
Adjusted EBITDA margin, excluding acquisitions	21.2%	20.1%	+110 bps
Depreciation & amortization (1)	$27.1	$22.0	+23.2%
Amort. of intangibles from acq. of Gates	$33.7	$31.2	+8.0%

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.

Fluid Power net sales increased 21.2% to $315.9 million in the third quarter, reflecting accelerating core revenue growth of 12.1%, incremental net sales from recent acquisitions of 11.3% and a partial offset from unfavorable foreign currency effects of 2.2%. Core revenue growth continued to be driven by strong demand in industrial end markets, particularly in mobile hydraulic applications and other general industrial applications. The Company also saw double-digit core revenue growth in both developed and emerging markets during the quarter.

Excluding acquisitions, Adjusted EBITDA margin increased 100 basis points over the prior-year quarter, driven largely by the impact of higher net sales and favorable price/cost dynamics.
Liquidity and Capital Resources
During the third quarter of 2018, the Company generated $48.4 million of cash from operations, driven by strong Adjusted EBITDA performance, offset partially by net outflows from the normal seasonality in working capital. Third-quarter capital expenditures were $40.7 million, the largest portion of which represented investment in new manufacturing capacity in the Fluid Power segment.

As of September 29, 2018, the Company had total cash of $296.3 million and total outstanding debt of $3.0 billion, representing an improved net leverage ratio of 3.6 times Adjusted EBITDA.
2018 Outlook
The Company is maintaining its full-year 2018 outlook for net sales growth, core growth, Adjusted EBITDA and capital expenditures. Total net sales growth is expected to be in a range of 10.0% to 12.0%, the core revenue growth component of which is expected to be 6.0% to 7.0%. Adjusted EBITDA is expected to be in the range of $745 million to $765 million. Additionally, the Company expects total capital expenditures to be approximately $180 million.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 5:00 pm ET to discuss the Company's financial results. The conference call can be accessed by dialing (866) 393-4306 (domestic) or +1 (734) 385-2616 (international) and requesting the Gates Industrial Corporation Third Quarter 2018 Earnings Conference Call. A webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial's website at investors.gates.com. An audio replay of the conference call can be accessed by dialing (855) 859-2056 (domestic) or +1 (404) 537-3406 (international), and providing the passcode 3392999, or by accessing Gates Industrial's website at investors.gates.com.

About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment ("first-fit") manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical facts. In some cases you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Statements relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risk, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors described in the section entitled “Item 1A. Risk Factors” of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2017, as filed with the Securities and Exchange Commission (the “SEC”) and the following: conditions in the global and regional economy and the major end markets we serve; economic, political and other risks associated with international operations; availability of raw materials at favorable prices and in sufficient quantities; changes in our relationships with, or the financial condition, performance, purchasing power or inventory levels of, key channel partners; competition in all areas of our business; pricing pressures from our customers; continued operation of our manufacturing facilities; our ability to forecast demand or meet significant increases in demand; exchange rate fluctuations; market acceptance of new product introductions and product innovations; our cost-reduction actions; litigation, legal or regulatory proceedings brought against us; enforcement of our intellectual property rights; recalls, product liability claims or product warranties claims; anti-corruption laws and other laws governing our international operations; existing or new laws and regulations that may prohibit, restrict or burden the sale of aftermarket products; our decentralized information technology systems and any interruptions to our computer and IT systems; environmental, health and safety laws and regulations; lives of products used in our end markets as well as the development of replacement markets; our ability to successfully integrate future acquired businesses or assets; our reliance on senior management or key personnel; our ability to maintain and enhance our brand; work stoppages and other labor matters; our investments in joint ventures; liabilities with respect to businesses that we have divested in the past; terrorist acts, conflicts and wars; losses to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events; additional cash contributions we may be required to make to our defined benefit pension plans; the loss or financial instability of any significant customer or customers; changes in legislative, regulatory and legal developments involving taxes and other matters; our substantial leverage; and the significant influence of our majority shareholder, The Blackstone Group L.P., over us, as such factors may be updated from time to time in its periodic filings with the SEC which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. Gates undertakes no obligation to update or supplement any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Gates Industrial Corporation plc
Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except per share amounts)	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$828.4	$760.6	$2,555.5	$2,259.9
Cost of sales	501.2	449.8	1,534.9	1,343.9
Gross profit	327.2	310.8	1,020.6	916.0
Selling, general and administrative expenses	202.7	201.4	621.1	585.5
Transaction-related expenses	0.2	7.2	6.2	11.3
Impairment of intangibles and other assets	0.2	—	0.6	—
Restructuring expense	1.2	2.4	3.2	8.3
Other operating expenses (income)	5.1	(0.1)	12.5	(0.1)
Operating income from continuing operations	117.8	99.9	377.0	311.0
Interest expense	40.2	55.0	139.8	179.0
Other expenses	3.4	10.9	17.5	46.7
Income from continuing operations before taxes	74.2	34.0	219.7	85.3
Income tax expense	7.2	15.9	30.4	32.9
Net income from continuing operations	67.0	18.1	189.3	52.4
Loss (gain) on disposal of discontinued operations, net of tax, respectively, of $0, $0, $0 and $0	0.3	(0.1)	0.7	(0.1)
Net income	66.7	18.2	188.6	52.5
Non-controlling interests	(6.8)	(5.0)	(18.9)	(20.0)
Net income attributable to shareholders	$59.9	$13.2	$169.7	$32.5

Earnings per share
Basic
Earnings per share from continuing operations	$0.21	$0.05	$0.60	$0.13
Earnings per share from discontinued operations	—	—	—	—
Net income per share	$0.21	$0.05	$0.60	$0.13

Diluted
Earnings per share from continuing operations	$0.20	$0.05	$0.58	$0.13
Earnings per share from discontinued operations	—	—	—	—
Net income per share	$0.20	$0.05	$0.58	$0.13

Gates Industrial Corporation plc
Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of September 29, 2018	As of December 30, 2017
Assets
Current assets
Cash and cash equivalents	$296.3	$564.4
Trade accounts receivable, net	778.2	713.8
Inventories	526.8	457.1
Taxes receivable	7.3	14.1
Prepaid expenses and other assets	108.6	76.8
Total current assets	1,717.2	1,826.2
Non-current assets
Property, plant and equipment, net	761.7	686.2
Goodwill	2,093.8	2,085.5
Pension surplus	57.3	57.7
Intangible assets, net	2,022.0	2,126.8
Taxes receivable	26.0	32.7
Other non-current assets	40.7	38.6
Total assets	$6,718.7	$6,853.7
Liabilities and equity
Current liabilities
Debt, current portion	$32.8	$66.4
Trade accounts payable	402.1	392.0
Taxes payable	29.3	29.0
Accrued expenses and other current liabilities	190.2	210.4
Total current liabilities	654.4	697.8
Non-current liabilities
Debt, less current portion	2,962.7	3,889.3
Post-retirement benefit obligations	155.2	157.1
Taxes payable	79.0	100.6
Deferred income taxes	468.3	517.1
Other non-current liabilities	72.0	63.4
Total liabilities	4,391.6	5,425.3
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 289,808,150 (December 30, 2017: authorized shares: 3,000,000,000; outstanding shares: 245,474,605)	2.9	2.5
—Additional paid-in capital	2,415.5	1,622.6
—Accumulated other comprehensive loss	(787.2)	(747.4)
—Retained earnings	306.6	136.9
Total shareholders’ equity	1,937.8	1,014.6
Non-controlling interests	389.3	413.8
Total equity	2,327.1	1,428.4
Total liabilities and equity	$6,718.7	$6,853.7

Gates Industrial Corporation plc
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
(USD in millions)	September 29, 2018	September 30, 2017
Cash flows from operating activities
Net income	$188.6	$52.5
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	163.3	158.2
Non-cash currency transaction (gain) loss on net debt and hedging instruments	(35.0)	47.6
Premium paid on redemption of long-term debt	27.0	—
Other net non-cash financing costs	54.9	39.2
Share-based compensation expense	5.5	2.9
Decrease in post-employment benefit obligations, net	(2.5)	(5.6)
Deferred income taxes	(44.0)	(37.0)
Other operating activities	1.5	1.7
Changes in operating assets and liabilities, net of effects of acquisitions:
—Increase in accounts receivable	(82.6)	(68.6)
—Increase in inventories	(81.0)	(55.8)
—Increase in accounts payable	16.4	30.1
—(Increase) decrease in prepaid expenses and other assets	(24.6)	2.1
—(Decrease) increase in taxes payable	(6.4)	6.6
—Decrease in other liabilities	(38.8)	(24.0)
Net cash provided by operations	142.3	149.9
Cash flows from investing activities
Purchases of property, plant and equipment	(143.0)	(57.8)
Purchases of intangible assets	(11.9)	(6.9)
Net cash paid under corporate-owned life insurance policies	(7.4)	(7.3)
Proceeds from the sale of property, plant and equipment	1.6	1.9
Purchase of businesses, net of cash acquired	(50.9)	(36.7)
Other investing activities	(2.5)	(0.3)
Net cash used in investing activities	(214.1)	(107.1)
Cash flows from financing activities
Issue of shares, net of cost of issuance	799.6	0.6
Deferred offering costs	(8.6)	—
Buy-back of shares	—	(1.6)
Proceeds from long-term debt	—	644.7
Payments of long-term debt	(933.5)	(670.1)
Premium paid on redemption of long-term debt	(27.0)	—
Debt issuance costs paid	—	(17.4)
Dividends paid to non-controlling interests	(23.3)	(17.9)
Other financing activities	5.7	3.5
Net cash used in financing activities	(187.1)	(58.2)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(9.2)	16.6
Net (decrease) increase in cash and cash equivalents and restricted cash	(268.1)	1.2
Cash and cash equivalents and restricted cash at the beginning of the period	566.0	528.8
Cash and cash equivalents and restricted cash at the end of the period	$297.9	$530.0
Supplemental schedule of cash flow information
Interest paid	$142.4	$169.2
Income taxes paid, net	$83.7	$64.9
Accrued capital expenditures	$2.5	$1.9

Non-GAAP Financial Statements
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our profitability on a basis that is consistent with that of our operating segments.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation and liquidity. Free Cash Flow is a non-GAAP measure that represents cash provided by (used in) operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow for the preceding twelve months expressed as a percentage of Adjusted Net Income for the same period. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Nine months ended
(USD in millions)	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net income from continuing operations	$67.0	$18.1	$189.3	$52.4
Adjusted for:
Income tax expense	7.2	15.9	30.4	32.9
Net interest and other expenses	43.6	65.9	157.3	225.7
Depreciation and amortization	53.7	52.0	163.3	158.2
Transaction-related expenses (1)	0.2	7.2	6.2	11.3
Impairment of intangibles and other assets	0.2	—	0.6	—
Restructuring expense (2)	1.2	2.4	3.2	8.3
Share-based compensation	2.3	1.2	5.5	2.9
Sponsor fees (included in other operating expenses) (3)	1.9	1.5	5.9	4.5
Inventory impairments and adjustments (included in cost of sales)	—	—	1.1	—
Other adjustments	3.9	(0.1)	7.2	(0.1)
Adjusted EBITDA	$181.2	$164.1	$570.0	$496.1

(1)
Transaction-related expenses relate primarily to advisory fees recognized in respect of the initial public offering, the acquisition of businesses and other corporate transactions such as debt refinancings.

(2)
Restructuring expense represents costs in relation to specifically defined restructuring projects and includes costs related to decisions to close lines of business, plant closures and relocations, strategic organizational rationalizations and related non-recurring employee severance.

(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except share numbers and per share amounts)	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net income attributable to shareholders	$59.9	$13.2	$169.7	$32.5
Adjusted for:
Loss (gain) on disposal of discontinued operations	0.3	(0.1)	0.7	(0.1)
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.9	30.2	90.8	93.4
Transaction-related expenses (1)	0.2	7.2	6.2	11.3
Impairment of intangibles and other assets	0.2	—	0.6	—
Restructuring expense (2)	1.2	2.4	3.2	8.3
Share-based compensation	2.3	1.2	5.5	2.9
Sponsor fees (included in other operating expenses) (3)	1.9	1.5	5.9	4.5
Inventory impairments and adjustments (included in cost of sales)	—	—	1.1	—
Adjustments relating to post-retirement benefits	0.8	(2.7)	2.4	0.6
Premium on redemption of long-term debt	—	—	27.0	—
Financing-related FX losses (gains) (4)	4.3	14.8	(8.5)	49.5
Other adjustments	0.7	(2.6)	(1.1)	(7.4)
Estimated tax effect of the above adjustments	(11.1)	(7.2)	(29.2)	(26.7)
Adjusted Net Income	$90.6	$57.9	$274.3	$168.8

Diluted weighted average number of shares outstanding	298,453,946	255,130,625	293,456,224	253,321,171
Adjusted Net Income per diluted share	$0.30	$0.23	$0.93	$0.67

(1)
Transaction-related expenses relate primarily to advisory fees recognized in respect of the initial public offering, the acquisition of businesses and other corporate transactions such as debt refinancings.

(2)
Restructuring expense represents costs in relation to specifically defined restructuring projects and includes costs related to decisions to close lines of business, plant closures and relocations, strategic organizational rationalizations and related non-recurring employee severance.

(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.
(4)
Financing-related FX losses (gains) relate primarily to foreign currency remeasurement losses (gains) on the unhedged portion of Gates' Euro-denominated debt, and, in the nine months ended September 29, 2018, a gain of $5.8 million on a currency derivative entered into as part of the redemption of our Euro Senior Notes.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

(USD in millions)	Power Transmission	Fluid Power	Total
Net sales(1) for the three months ended September 29, 2018	$512.5	$315.9	$828.4
Impact on net sales of movements in currency rates	10.9	5.7	16.6
Impact on net sales from recent acquisitions	—	(29.4)	(29.4)
Core revenue for the three months ended September 29, 2018	$523.4	$292.2	$815.6

Net sales for the three months ended September 30, 2017	499.9	260.7	760.6
Increase in net sales on a core basis (core revenue)	$23.5	$31.5	$55.0

Core revenue growth (%)	4.7%	12.1%	7.2%

(USD in millions)	Power Transmission	Fluid Power	Total
Net sales(1) for the nine months ended September 29, 2018	$1,608.1	$947.4	$2,555.5
Impact on net sales of movements in currency rates	(34.9)	(7.1)	(42.0)
Impact on net sales of acquisitions	—	(101.5)	(101.5)
Core revenue for the nine months ended September 29, 2018	$1,573.2	$838.8	$2,412.0

Net sales for the nine months ended September 30, 2017	1,496.3	763.6	2,259.9
Increase in net sales on a core basis (core revenue)	$76.9	$75.2	$152.1

Core revenue growth (%)	5.1%	9.8%	6.7%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Nine months ended		Twelve months ended
(USD in millions)	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Cash provided by operations	$142.3	$149.9	$312.3	$319.8
Capital expenditures (1)	(154.9)	(64.7)	(201.3)	(89.8)
Free Cash Flow	$(12.6)	$85.2	$111.0	$230.0

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	September 29, 2018	September 30, 2017
Free Cash Flow	$111.0	$230.0
Adjusted Net Income	314.4	216.2
Free Cash Flow Conversion	35.3%	106.4%

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com